Exhibit 10.2

PURCHASE AGREEMENT

_______ (acting through its Global Asset Management division), Basel and Zurich, Switzerland (the “Undersigned”), for itself and on behalf of the beneficial owners listed on Exhibit A hereto (“Accounts”) for whom the Undersigned holds contractual and investment authority (each Account, as well as the Undersigned if it is exchanging Notes (as defined below) hereunder, a “Holder”), enters into this Purchase Agreement (the “Agreement”) with PDL BioPharma, Inc. (the “Company”) on February ______, 2014 whereby the Holders will sell (the “Note Sale”) to the Company the principal amount of the Company’s 2.875% Convertible Senior Notes due 2015 (the “Notes”) set forth on Exhibit A hereto for a cash payment from the Company.

On and subject to the terms and conditions set forth in this Agreement, the parties hereto agree as follows:

Article I: Purchase of the Notes for Cash

At the Closing (as defined herein), the Undersigned hereby agrees to cause the Holders to sell and deliver to the Company the following Notes, and in exchange therefor the Company hereby agrees to pay in cash the following amount:

Principal Amount of Notes to be Sold:	$
(the “Purchased Notes”)

Cash Payment for the Purchased Notes:	$
(the “Cash Payment”)

The closing of the Note Sale (the “Closing”) shall occur, subject to the continued accuracy of the representations and warranties and compliance with the covenants contained herein, on a date (the “Closing Date”) no later than five business days after the date of this Agreement. At the Closing, (a) each Holder shall deliver or cause to be delivered to the Company all right, title and interest in and to its Purchased Notes (and no other consideration) free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or other adverse claim thereto (collectively, “Liens”), together with any documents of conveyance or transfer that the Company may deem necessary or desirable to transfer to and confirm in the Company all right, title and interest in and to the Purchased Notes free and clear of any Liens, and (b) the Company shall deliver to each Holder the Cash Payment specified on Exhibit A hereto (or, if there are no Accounts, the Company shall deliver to the Undersigned, as the sole Holder, the entire Cash Payment specified above). Simultaneously with or after the Closing, the Company may issue shares of its stock and/or make additional cash payments to one or more other holders of outstanding Notes or to other investors.

Article II: Covenants, Representations and Warranties of the Holders

Each Holder (and, where specified below, the Undersigned) hereby covenants (solely as to itself) as follows, and makes the following representations and warranties (solely as to itself), each of which is and shall be true and correct on the date hereof and at the Closing, to the Company and to RBC Capital Markets, LLC, and all such covenants, representations and warranties shall survive the Closing.

Section 2.1     Power and Authorization. The Holder is duly organized, validly existing and in good standing, and has the power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the Note Sale contemplated hereby. If the Undersigned is executing this Agreement on behalf of Accounts, (a) the Undersigned has all requisite discretionary and contractual authority to enter into this Agreement on behalf of, and bind, each Account, and (b) Exhibit A hereto is a true, correct and complete list of (i) the name of each Account, (ii) the principal amount of such Account’s Purchased Notes, (iii) the portion of the Cash Payment to be paid to such Account for its Purchased Notes.

Section 2.2     Valid and Enforceable Agreement; No Violations. This Agreement has been duly executed and delivered by the Undersigned and the Holder and constitutes a legal, valid and binding obligation of the Undersigned and the Holder, enforceable against the Undersigned and the Holder in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, and (b) general principles of equity, whether such enforceability is considered in a proceeding at law or in equity (the “Enforceability Exceptions”). This Agreement and consummation of the Note Sale will not violate, conflict with or result in a breach of or default under (i) the Undersigned’s or the Holder’s organizational documents, (ii) any agreement or instrument to which the Undersigned or the Holder is a party or by which the Undersigned or the Holder or any of their respective assets are bound, or (iii) any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to the Undersigned or the Holder.

Section 2.3     Title to the Purchased Notes. The Holder is the sole legal and beneficial owner of the Purchased Notes set forth opposite its name on Exhibit A hereto (or, if there are no Accounts, the Undersigned is the sole legal and beneficial owner of all of the Purchased Notes). The Holder has good, valid and marketable title to its Purchased Notes, free and clear of any Liens (other than pledges or security interests that the Holder may have created in favor of a prime broker under and in accordance with its prime brokerage agreement with such broker). The Holder has not, in whole or in part, except as described in the preceding sentence, (a) assigned, transferred, hypothecated, pledged, exchanged or otherwise disposed of any of its Purchased Notes or its rights in its Purchased Notes, or (b) given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to its Purchased Notes. Upon the Holder’s delivery of its Purchased Notes to the Company pursuant to the Note Sale, such Purchased Notes shall be free and clear of all Liens created by the Holder.

Section 2.4     No Illegal Transactions. Each of the Undersigned and the Holder has not, directly or indirectly, and no person acting on behalf of or pursuant to any understanding with it has, disclosed to a third party any information regarding the Note Sale or engaged in any transactions in the securities of the Company (including, without limitation, any Short Sales (as defined below) involving any of the Company’s securities) since the time that the Undersigned was first contacted by either the Company or RBC Capital Markets, LLC or any other person regarding the Note Sale, this Agreement or an investment in the Company’s common stock or the Company. Each of the Undersigned and the Holder covenants that neither it nor any person acting on its behalf or pursuant to any understanding with it will disclose to a third party any information regarding the Note Sale or engage, directly or indirectly, in any transactions in the securities of the Company (including Short Sales) prior to the time the transactions contemplated by this Agreement and the Company’s announcement of (i) the proposed issuance and sale of approximately $250 million aggregate principle amount of new convertible senior notes, consistent with the disclosure provided to the Undersigned (the “New Note Offering”), and (ii) the exchange by the Company of cash and/or common stock for Notes held by other holders, are publicly disclosed. “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 of Regulation SHO promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, derivatives and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker-dealers or foreign regulated brokers. Solely for purposes of this Section 2.4, subject to the Undersigned’s and the Holder’s compliance with their respective obligations under the U.S. federal securities laws and the Undersigned’s and the Holder’s respective internal policies, (a) “Undersigned” and “Holder” shall not be deemed to include any employees, subsidiaries or affiliates of the Undersigned or the Holder that are effectively walled off by appropriate “Chinese Wall” information barriers approved by the Undersigned’s or the Holder's respective legal or compliance department (and thus have not been privy to any information concerning the Note Sale), and (b) the foregoing representations and covenants of this Section 2.6 shall not apply to any transaction by or on behalf of an Account that was effected without the advice or participation of, or such Account’s receipt of information regarding the Note Sale provided by, the Undersigned.

Section 2.5     Adequate Information; No Reliance. The Holder acknowledges and agrees that (a) the Holder has been furnished with all materials it considers relevant to making an investment decision to enter into the Sale (including information regarding the New Note Offering) and has had the opportunity to review the Company’s filings and submissions with the Securities and Exchange Commission (the “SEC”), including, without limitation, all information filed or furnished pursuant to the Exchange Act, (b) the Holder has had a full opportunity to ask questions of the Company concerning the Company, its business, operations, financial performance, financial condition and prospects, and the terms and conditions of the Note Sale, (c) the Holder has had the opportunity to consult with its accounting, tax, financial and legal advisors to be able to evaluate the risks involved in the Note Sale and to make an informed investment decision with respect to such Note Sale, and (d) the Holder is not relying, and has not relied, upon any statement, advice (whether accounting, tax, financial, legal or other), representation or warranty made by the Company or any of its affiliates or representatives including, without limitation, RBC Capital Markets, LLC, except for (A) the publicly available filings and submissions made by the Company with the SEC under the Exchange Act, and (B) the representations and warranties made by the Company in this Agreement.

Article III: Covenants, Representations and Warranties of the Company

The Company hereby covenants as follows, and makes the following representations and warranties, each of which is and shall be true and correct on the date hereof and at the Closing, to the Holders and RBC Capital Markets, LLC, and all such covenants, representations and warranties shall survive the Closing.

Section 3.1     Power and Authorization. The Company is duly incorporated, validly existing and in good standing under the laws of its state of incorporation, and has the power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the Note Sale contemplated hereby.

Section 3.2     Valid and Enforceable Agreement; No Violations. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to the Enforceability Exceptions. This Agreement and consummation of the Note Sale will not violate, conflict with or result in a breach of or default under (i) the Company’s charter, bylaws or other organizational documents, (ii) any agreement or instrument to which the Company is a party or by which the Company or any of its assets are bound, or (iii) any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to the Company.

Section 3.3     Disclosure. On or before the first business day following the date of this Agreement, the Company shall issue a publicly available press release or file with the SEC a Current Report on Form 8-K disclosing all material terms of the Note Sale and the New Note Offering (to the extent not previously publicly disclosed).

Article IV: Miscellaneous

Section 4.1     Entire Agreement. This Agreement and any documents and agreements executed in connection with the Note Sale embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous oral or written agreements, representations, warranties, contracts, correspondence, conversations, memoranda and understandings between or among the parties or any of their agents, representatives or affiliates relative to such subject matter, including, without limitation, any term sheets, emails or draft documents.

Section 4.2     Construction. References in the singular shall include the plural, and vice versa, unless the context otherwise requires. References in the masculine shall include the feminine and neuter, and vice versa, unless the context otherwise requires. Headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meanings of the provisions hereof. Neither party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement, and all language in all parts of this Agreement shall be construed in accordance with its fair meaning, and not strictly for or against either party.

Section 4.3     Governing Law. This Agreement shall in all respects be construed in accordance with and governed by the substantive laws of the State of New York, without reference to its choice of law rules.

Section 4.4     Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Any counterpart or other signature hereon delivered by facsimile shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party.

Section 4.5     Dealer Manager’s Reliance. RBC Capital Markets, LLC, acting as the dealer manager in the Note Sale, is entitled to rely on the representations and warranties made by the Company and the Holder under this Agreement.

Section 4.6     Undersigned's Business. Notwithstanding anything to the contrary herein, the Company hereby expressly confirms that it is fully aware of and understands the Undersigned's role under this Agreement; the Undersigned has been appointed by its clients (Accounts) to take investment decisions on their behalf (agency); the Undersigned (acting through its Global Asset Management division) is not the owner of the client's assets. The legal relationship between the Undersigned and its clients is as set forth in the respective investment management agreement. The Undersigned may be subject to privacy and/or banking secrecy laws, and/or other non-disclosure legislation, or may be subject to contractual confidentiality obligations or duties; the Company fully understands and accepts that the Undersigned will at any time be complying with any regulation and responsibilities applicable to it under which it operates and is conducting its asset management business.

Signature Page Follows

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.

“UNDERSIGNED”:	“Company”:

PDL BioPharma, Inc.
(in its capacities described in the first paragraph hereof)

By:	By:

Name:	Name:

Title:	Title:

SIGNATURE PAGE TO EXCHANGE AGREEMENT

PDL BIOPHARMA, INC.

EXHIBIT A

Exchanging Beneficial Owners

Name of Beneficial Owner	Principal Amount of Purchased Notes	Portion of Cash Payment

EXHIBIT A TO EXCHANGE AGREEMENT

PDL BIOPHARMA, INC.